Exhibit 99.1

12395 First American Way, Poway, Calif. 92064

NEWS FOR IMMEDIATE RELEASE

Contacts:
Henri Van Parys	Cindy Williams
Corporate Communications Manager	Director - Investor Relations
727.214.1072	727.214.3438
henri.vanparys@FADV.com	cindy.williams@FADV.com

FIRST ADVANTAGE CORPORATION REPORTS OPERATING

RESULTS FOR THE FIRST QUARTER OF 2009

POWAY, Calif., April 27, 2009—First Advantage Corporation (NASDAQ: FADV) (“the Company”), a global risk mitigation and business solutions provider, today announced operating results for the first quarter ended March 31, 2009.

First Advantage reported income from continuing operations of $10.8 million (18 cents per diluted share) for the quarter ended March 31, 2009, compared to $16.2 million (27 cents per diluted share) for the quarter ended March 31, 2008.

Service revenue for the Company was $190.0 million and $188.3 million for the quarters ended March 31, 2009 and 2008, respectively.

Earnings before interest, taxes, depreciation and amortization, (EBITDA) were $29.3 million and $37.1 million for the quarters ended March 31, 2009 and 2008, respectively. Effective with the first quarter 2009, First Advantage has five reportable business segments: Credit Services, Data Services, Employer Services, Multifamily Services and Investigative and Litigation Support Services. The new reporting structure reflects the strategic consolidation of the former Lender Services and Dealer Services segments and consumer credit reporting which was formerly part of Data Services.

“We are pleased with the results of our first quarter as we began to see an easing of the credit markets as evidenced by increased mortgage refinance activity in our Credit Services segment”, stated Anand Nallathambi, president and chief executive officer. “As we mentioned earlier this year, we had already begun to see an increase in refinance activity during the early part of the first quarter. We are optimistic these lending trends will continue throughout the remainder of the year as liquidity increases, interest rates remain low and the federal housing rescue plan takes effect.”

Employer Services, despite the negative impact of the economic downturn and increasing levels of unemployment, continues to benefit from strategic cost reduction initiatives implemented in early 2008. Going forward, company management is taking a cautiously optimistic view that, while they see the housing markets improving, the broad-scale economic recovery in hiring and employment-related services is still awhile away.

In the Investigative and Litigation Support Services segment, the pipeline and overall demand is still healthy, but the transactional levels are lower than they have been historically. Project assignments are being delayed and process milestones are being stretched out as First Advantage customers manage through the economic pressures.

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First Advantage Corporation Reports Operating Results for the First Quarter of 2009

“Company-wide we have reduced operating expenses by 16 percent from the first quarter of 2008. Across the enterprise, we continue to manage down costs, placing emphasis on both improving our cost structure and focusing on business and product development initiatives to position us for growth when the markets stabilize,” stated Mr. Nallathambi.

First Advantage’s first quarter 2009 results will be discussed in more detail on Monday, April 27, 2009, at 5:00 p.m. ET, via teleconference and webcast. The teleconference dial-in number is 888.889.1652 within the U.S. and 210.795.9764 outside the U.S. The teleconference pass code is “Advantage”. The live audio webcast of the call will be accessible from the Investor Relations section of First Advantage’s Web site at www.FADV.com. An audio replay of the teleconference call will be available through May 11, 2009, by dialing 800.224.1285 within the U.S., or 402.220.3691 outside the U.S. An audio archive of the webcast will also be available for replay on First Advantage’s Web site following the call.

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First Advantage Corporation Reports Operating Results for the First Quarter of 2009

Summary Income Statement (Unaudited)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2009	2008
Service revenue	$190,040	$188,254
Reimbursed government fee revenue	12,978	14,025

Total revenue	203,018	202,279
Cost of service revenue	81,340	53,716
Government fees paid	12,978	14,025

Total cost of sales	94,318	67,741
Gross margin	108,700	134,538

Salaries and benefits	53,167	66,449
Facilities and telecommunications	6,659	8,200
Other operating expenses	19,347	22,834
Depreciation and amortization	10,686	9,896

Total operating expenses	89,859	107,379

Income from operations	18,841	27,159
Other (expense) income:
Interest expense	(375)	(425)
Interest income	213	419

Total other (expense), net	(162)	(6)

Income from continuing operations before income taxes	18,679	27,153
Provision for income taxes	7,846	10,974

Income from continuing operations	10,833	16,179
Loss from discontinued operations, net of tax	—	(2,977)

Net income	10,833	13,202
Less: Net income (loss) attributable to non-controlling interest	219	(87)

Net income attributable to First Advantage Corporation (FADV)	$10,614	$13,289

Basic income per share:
Income from continuing operations attributable to FADV shareholders	$0.18	$0.27
Loss from discontinued operations attributable to FADV shareholders, net of tax	—	(0.05)

Net income attributable to FADV shareholders	$0.18	$0.22

Diluted income per share
Income from continuing operations attributable to FADV shareholders	$0.18	$0.27
Loss from discontinued operations attributable to FADV shareholders, net of tax	—	(0.05)

Net income attributable to FADV shareholders	$0.18	$0.22

Weighted-average common shares outstanding:
Basic	59,585	59,159
Diluted	59,612	59,234
Amounts attributable to FADV shareholders
Income from continuing operations, net of tax	$10,614	$16,266
Loss from discontinued operations, net of tax	—	(2,977)

Net income	$10,614	$13,289

EBITDA calculation:
Net income attributable to FADV shareholders	$10,614	$13,289
Provision for income taxes	7,846	10,974
Interest expense	162	6
Loss from discontinued operations, net of tax	—	2,977
Depreciation and amortization	10,686	9,896

Earnings before interest, taxes, depreciation and amortization (EBITDA)*	$29,308	$37,142

*	EBITDA is not a measure of financial performance under generally accepted accounting principles. EBITDA is used by certain investors to analyze and compare companies.

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First Advantage Corporation Reports Operating Results for the First Quarter of 2009

Segment Financial Information (Unaudited)

	Three Months Ended March 31,
(In thousands, except percentages)	2009	2008
Service revenue
Credit Services	$64,419	$74,902
Data Services	59,100	18,967
Employer Services	37,451	53,687
Multifamily Services	17,903	18,349
Investigative & Litigation Support Services	11,726	23,503
Corporate	(559)	(1,154)

Consolidated	$190,040	$188,254

Income (Loss) from operations
Credit Services	$14,747	$16,347
Data Services	5,646	3,770
Employer Services	(500)	3,471
Multifamily Services	5,674	4,772
Investigative & Litigation Support Services	1,146	9,525
Corporate	(7,872)	(10,726)

Consolidated	$18,841	$27,159

Operating margin percentage of service revenue
Credit Services	22.89%	21.82%
Data Services	9.55%	19.88%
Employer Services	-1.34%	6.47%
Multifamily Services	31.69%	26.01%
Investigative & Litigation Support Services	9.77%	40.53%
Corporate	N/A	N/A

Consolidated	9.91%	14.43%

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First Advantage Corporation Reports Operating Results for the First Quarter of 2009

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) combines industry expertise with information to create products and services that organizations worldwide use to make smarter business decisions. First Advantage is a leading provider of consumer credit information in the mortgage, automotive and specialty finance markets; business credit information in the transportation industry; lead generation services; motor vehicle record reports; employment background verifications; occupational health services; applicant tracking systems; recruiting solutions; skills and behavioral assessments; business tax consulting services; computer forensics; electronic discovery; data recovery; due diligence reporting; resident screening; property management software and renters insurance. First Advantage ranks among the top companies in all of its major business lines. First Advantage is headquartered in Poway, Calif., and has offices throughout the United States and abroad. More information about First Advantage can be found at www.FADV.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a FORTUNE 500(R) company that traces its history to 1889. First American is America’s largest provider of business information, supplying businesses and consumers with valuable information products to support the major economic events of people’s lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

Certain statements in this press release, including those related to cost reduction initiatives and impact on improved efficiencies in the future quarters, product expansion and enhanced operational efficiencies, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the Company’s Class A common stock; interest rate fluctuations; changes in the real estate market; changes in employment trends; limit on access to public records; the Company’s ability to successfully raise capital; the Company’s ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; heightened regulations and regulatory scrutiny; the degree and nature of the Company’s competition; increases in the Company’s expenses; inability to realize the benefits of offshore strategy; continued consolidation among the Company’s competitors and customers; unanticipated technological changes and requirements; the Company’s ability to identify suppliers of quality and cost-effective data; and other risks identified from time-to-time in the Company’s SEC filings. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Investors are advised to consult the Company’s filings with the SEC, including its 2008 Annual Report on Form 10-K and any subsequent amendments, for a further discussion of these and other risks.

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